UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 10, 2024

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

485C Route 1 South, Suite 400, Iselin, New Jersey 08830

(Address of Principal Executive Offices) (Zip Code)

732-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MSEX	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 5.02. Departure of Director or Principal Officers; Election of Directors; Appointment of Certain Officers.

Announcement of the retirement of A. Bruce O’Connor as Senior Vice President, Treasurer and Chief Financial Officer, effective June 21, 2024, and the appointment of Mohammed G. (Rally) Zerhouni as Senior Vice President, Chief Financial Officer and Treasurer, effective June 24, 2024, as per the attached release.

Press Release

Middlesex Water Company has announced the retirement, after 34 years of service, of A. Bruce O’Connor, Senior Vice President, Treasurer and Chief Financial Officer effective June 21, 2024, and the appointment of Mohammed G. (Rally) Zerhouni as Senior Vice President, Chief Financial Officer and Treasurer of Middlesex Water Company, effective June 24, 2024. A copy of the Company’s press release dated June 10, 2024, is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document

99.1	Company Press Release announcing retirement of A. Bruce O’Connor, Senior Vice President, Treasurer and Chief Financial Officer and the naming of Mohammed G. (Rally) Zerhouni as Senior Vice President, Chief Financial Officer and Treasurer.

99.2	Employment Agreement between Middlesex Water Company and Mohammed G. Zerhouni

99.3	Change In Control Agreement between Middlesex Water Company and Mohammed G. Zerhouni

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/ Jay L. Kooper
Jay L. Kooper
Vice President, General Counsel
and Secretary

Dated: June 10, 2024